UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 30, 2006

ATSI Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation

1-15687 (Commission File Number)	74-2849995 (I.R.S. Employer Identification No.)

3201 Cherry Ridge, Building C, Suite 300 San Antonio, Texas (Address of Principal Executive Offices)	78230 (Zip Code)

(210) 614-7240
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We recently evaluated the liability for the provisions for liquidation preferences contained in our Series E Preferred Stock instruments. Based on our evaluation we determined that the obligation to the holders of our Series E Preferred Stock was incorrectly accounted for as dividend expense. As a result, our board of directors determined on October 30, 2006 that the previously issued audited financial statements for the year ended July 31, 2005, interim financial statements for the three months ended October 31, 2005, interim financial statements for the three and six months ended January 31, 2006, and interim financial statements for the three and nine months ended April 30, 2006 should not be relied upon. We have reversed this accrued dividend expense that resulted in a $340,000 improvement to net income for the periods restated.

Management has reviewed the accounting treatment of the provisions for liquidation preferences contained in the Company’s Series E Preferred Stock instruments with the Company’s independent accountants. The Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2006 filed on October 30, 2006 restates the affected financial statements previously filed with the Securities and Exchange Commission.

ATSI has changed its internal controls to require that all provisions for liquidation preferences contained in its Preferred Stock instruments be reviewed quarterly. The Company will determine whether additional disclosure relating to all provisions for liquidation preferences in its Preferred Stock instruments is required at the end of each fiscal quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATSI Communications, Inc. Dated: October 30, 2006

By:	/s/ Antonio Estrada
Antonio Estrada Corporate Controller